SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Fidelity Rutland Square Trust II
(Name of Registrant as Specified In Its Charter)

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IMPORTANT NOTICE REGARDING THE
AVAILABILITY OF INFORMATION STATEMENT.

The Information Statement is available at www.proxyvote.com/proxy.

STRATEGIC ADVISERS® SMALL-MID CAP FUND AND STRATEGIC ADVISERS® SMALL-MID CAP MULTI-MANAGER FUND
(THE FUNDS)

SERIES OF
FIDELITY RUTLAND SQUARE TRUST II
245 SUMMER STREET
BOSTON, MASSACHUSETTS 02210
1-800-544-3455 (SMALL-MID CAP FUND)
1-800-835-5095 (SMALL-MID CAP MULTI-MANAGER FUND)

INFORMATION STATEMENT

This Information Statement is provided in lieu of a proxy statement by the Board of Trustees (the Board or Trustees) of Fidelity Rutland Square Trust II (the Trust), pursuant to the terms of an exemptive order that the Trust has received from the Securities and Exchange Commission (SEC) that permits the Trust's investment adviser, Strategic Advisers, Inc. (Strategic Advisers), to hire a new, unaffiliated sub-adviser with the approval of the Trustees without obtaining shareholder approval.

This Information Statement is intended to inform you that a new sub-adviser has been appointed to your fund. No action is required of you. We are not asking you for a proxy and you are requested not to send us a proxy.

The information contained in this Information Statement relates to the Trustees' approval on June 7, 2013 of the following sub-advisory arrangement:

Fund
Sub-Adviser

Strategic Advisers Small-Mid Cap Fund	RS Investment Management Co. LLC (RS Investments)
Strategic Advisers Small-Mid Cap Multi-Manager Fund

This Information Statement is being mailed on or about July 16, 2013 to shareholders of record as of June 25, 2013.

The purpose of this Information Statement is to provide an overview of the Trustees' decision to appoint RS Investments (the New Sub-Adviser) as an additional sub-adviser for each Fund and to discuss the terms of each new sub-advisory agreement (the Agreements). This is a joint information statement for multiple series of the Trust. You may not own shares of all funds included in this information statement. Shares of the Strategic Advisers Small-Mid Cap Fund are offered exclusively to certain clients of Strategic Advisers and are not available for sale to the general public. Shares of the Strategic Advisers Small-Mid Cap Multi-Manager Fund generally are available only to employer-sponsored retirement plans for which an affiliate of Strategic Advisers provides record-keeping services and Fidelity brokerage or mutual fund accounts held by individuals who originally held shares of the fund in an employer sponsored retirement plan.

INTRODUCTION

Strategic Advisers is the Funds' investment adviser. Pursuant to the terms of an exemptive order granted to Strategic Advisers on November 28, 2006 (SEC Order), Strategic Advisers employs a so-called "manager of managers" arrangement in managing the Funds. Section 15(a) of the Investment Company Act of 1940 (the 1940 Act) generally requires that a fund's shareholders approve all agreements pursuant to which persons serve as investment adviser or sub-adviser to a fund. The SEC Order exempts Strategic Advisers and the Trust from the shareholder voting requirements of Section 15(a) of the 1940 Act and allows the Trustees, subject to certain conditions, to appoint new unaffiliated sub-advisers and approve their respective sub-advisory agreements on behalf of the Funds without a shareholder vote.

Consistent with the SEC Order, the Trustees, including a majority of the Trustees who are not parties to the Agreement or "interested persons" of any such party (the Independent Trustees), appointed the New Sub-Adviser as an additional sub-adviser to each Fund and approved the Agreements at an in-person meeting on June 7, 2013. As discussed later in this Information Statement, the Board carefully considered the matter and concluded that the appointment of the New Sub-Adviser under the terms of each Agreement was in the best interests of each Fund and its shareholders.

As a condition to relying on the SEC Order, Strategic Advisers and the Trust are required to furnish shareholders of each Fund with notification of the appointment of a new unaffiliated sub-adviser within ninety days from the date that the sub-adviser is hired. This Information Statement serves to provide such notice and give details of the new arrangements.

MANAGEMENT CONTRACT OF THE FUNDS

Strategic Advisers, located at 245 Summer Street, Boston, Massachusetts 02210, is the Funds' investment adviser. Strategic Advisers directs the investments of the Funds in accordance with each Fund's investment objective, polices and limitations pursuant to a management contract that was initially approved by the Board, including a majority of the Independent Trustees, on March 5, 2010 in the case of the Strategic Advisers Small-Mid Cap Fund and on December 1, 2011 in the case of the Strategic Advisers Small-Mid Cap Multi-Manager Fund. The management contract was approved by the initial sole shareholder on August 20, 2010 for the Strategic Advisers Small-Mid Cap Fund and on December 19, 2011 for the Strategic Advisers Small-Mid Cap Multi-Manager Fund. The management contract for the Strategic Advisers Small Mid-Cap Fund was most recently renewed by the Board on September 6, 2012.

Strategic Advisers or its affiliates, subject to the supervision of the Board, provides the management and administrative services necessary for the operation of each Fund. These services include, among others, supervising relations with, and monitoring the performance of, any sub-advisers; preparing all general shareholder communications, including shareholder reports; maintaining the Fund's records; maintaining the registration and qualification of the Fund's shares under federal and state law; and furnishing reports, evaluations, and analyses on a variety of subjects to the Trustees. In addition, Strategic Advisers or its affiliates also compensate all officers of each Fund and all personnel of each Fund or Strategic Advisers performing services relating to research, statistical and investment activities.

Each Fund pays a monthly management fee to Strategic Advisers (the Management Fee), which is shown in the table below. For each Fund, the Management Fee is calculated by adding Strategic Advisers' annual Management Fee rate of the Fund's average daily net assets throughout the month and the total fees, payable monthly, to the Fund's sub-advisers based upon each sub-adviser's allocated portion of the Fund's assets. Each Fund's effective Management Fee may be higher or lower in the future based on factors such as the portion of fund assets managed by sub-advisers and the sub-advisory fee rates of the sub-advisers that may manage a Fund in the future.

Strategic Advisers has contractually agreed to waive its portion of the Management Fee for the Strategic Advisers Small-Mid Cap Fund through the expiration date shown in the table below. Strategic Advisers has also contractually agreed that the maximum aggregate annual management fee rate for the Strategic Advisers Small-Mid Cap Fund and Strategic Advisers Small-Mid Cap Multi-Manager Fund will not exceed the rates shown in the table below.

Fund	Strategic Advisers' portion of the Management Fee	Maximum Aggregate Annual Management Fee Rate	Management Fee Waiver Expiration Date
Strategic Advisers Small-Mid Cap Fund	0.25%	1.10%	09/30/2015
Strategic Advisers Small-Mid Cap Multi-Manager Fund	0.30%A	1.15%	N/A

A Effective January 1, 2013, Strategic Advisers has voluntarily agreed to waive 0.01% of the fund's management fee. This arrangement may be discontinued by Strategic Advisers at any time.

In addition, Strategic Advisers has contractually agreed to reimburse the retail class of the Strategic Advisers Small-Mid Cap Multi-Manager Fund to the extent that total operating expenses of the class (excluding interest, taxes, brokerage commissions, extraordinary expenses, and acquired fund fees and expenses, if any), as a percentage of its average net assets, exceed 1.16%. This arrangement will remain in effect through April 30, 2014. In addition, Strategic Advisers has voluntarily agreed to reimburse Class F of the Strategic Advisers Small-Mid Cap Multi-Multi Manager Fund to the extent that total operating expenses of the class (excluding interest, taxes, brokerage commissions, extraordinary expenses, acquired fund fees and expenses, if any) exceed 1.06% of the class' average net assets. The voluntary expense reimbursement may be terminated by Strategic Advisers at any time.

Strategic Advisers may not discontinue or modify management fee waiver and contractual expense reimbursement arrangements prior to their expiration dates without the approval of the Board of Trustees. The addition of the New Sub-Adviser will not result in a change to the maximum aggregate annual management fee payable by shareholders or the management fee waiver and expense reimbursement arrangements discussed above.

In addition to the New Sub-Adviser, the following serve as sub-advisers to the Funds:

Fund	Existing Sub-Advisers
Strategic Advisers Small-Mid Cap Fund

Advisory Research, Inc. (ARI), Fred Alger Management, Inc. (Alger Management), Invesco Advisers, Inc. (Invesco), Kennedy Capital Management, Inc. (Kennedy Capital), Neuberger Berman Management LLC (Neuberger Berman), Pyramis Global Advisors, LLC (Pyramis), Systematic Financial Management, L.P. (Systematic)

Strategic Advisers Small-Mid Cap Multi-Manager Fund

Pyramis is an affiliate of Strategic Advisers. Alger Management has not been allocated assets of the funds as of the date of this Information Statement.

The following tables show management fees paid by the Funds to Strategic Advisers during the fiscal period ended February 28, 2013.

Fund	Management Fees Paid to Strategic Advisers	Management Fees Paid to Strategic Advisers as a % of Average Net Assets of the Fund	Sub-Advisory Fees Paid by Strategic Advisers to Unaffiliated Sub-Advisers	Sub-Advisory Fees Paid by Strategic Advisers to Unaffiliated Sub-Advisers as a % of Average Net Assets of the Fund
Strategic Advisers Small-Mid Cap Fund	$5,133,947A	0.20%A	$4,829,979	0.19%
Strategic Advisers Small-Mid Cap Multi-Manager Fund	$292,304B	0.73%	$158,859	0.40%

A After waiver reducing management fees of $6,504,009 for the Strategic Advisers Small-Mid Cap Fund.

B Management fees of $306 waived by Strategic Advisers pursuant to voluntary fee waiver.

Fund	Sub-Advisory Fees Paid by Strategic Advisers to Affiliated Sub-Advisers	Sub-Advisory Fees Paid by Strategic Advisers to Affiliated Sub-Advisers as a % of Average Net Assets of the Fund
Strategic Advisers Small-Mid Cap Fund	$304,850	0.01%
Strategic Advisers Small-Mid Cap Multi-Manager Fund	$14,478	0.04%

Differences between the amount of the management fees paid by the funds to Strategic Advisers and the aggregate amount of subadvisory fees paid by Strategic Advisers, on behalf of the fund, to Pyramis and unaffiliated sub-advisers may be due to expense estimates which are accrued in the period to which they relate and adjusted when actual amounts are known.

SUMMARY OF THE AGREEMENTS WITH THE NEW SUB-ADVISER

On June 7, 2013, pursuant to the "managers of managers" arrangement, the Board of Trustees approved separate investment advisory agreements with the New Sub-Adviser on behalf of each Fund. Pursuant to each Agreement, the New Sub-Adviser has day-to-day responsibility for choosing investments for the portion of assets of each Fund allocated to it by Strategic Advisers and for voting proxies for the Funds with respect to those investments.

Pursuant to the Agreements, the New Sub-Adviser provides a program of continuous investment management for the portion of each Fund's assets allocated to it in accordance with each Fund's investment objective and policies as stated in the Fund's prospectus and statement of additional information filed with the SEC on Form N-1A, as amended and supplemented from time to time (the Registration Statement), and such other limitations as the Trust, each Fund, the Board, or Strategic Advisers may impose. The New Sub-Adviser will vote each Fund's proxies in accordance with the sub-adviser's proxy voting policies as approved by the Board. Strategic Advisers has granted the New Sub-Adviser authority to invest and reinvest the assets of each Fund allocated to it by selecting the securities, instruments, repurchase agreements, financial futures contracts, options and other investments and techniques that the Fund may purchase, sell, enter into or use. For providing investment management services to its allocated portion of each Fund, Strategic Advisers pays the New Sub-Adviser a monthly asset-based fee out of the Management Fee payable by each Fund.

Each Agreement may be terminated on sixty days' written notice to the sub-adviser: (i) by the Trust, pursuant to (A) action by the Board or (B) the vote of the holders of a "majority" (as defined in the 1940 Act) of the shares of each Fund or (ii) by Strategic Advisers. The Agreements are terminable, without penalty, by the sub-adviser upon ninety days' written notice to Strategic Advisers and the Trust. In addition, each Agreement will terminate in the event of the termination of the Management Contract with respect to each Fund. Each Agreement will be terminated automatically in the event of its "assignment" (as defined in the 1940 Act).

INFORMATION ABOUT RS INVESTMENTS

RS Investments' main office is located at 388 Market Street, Suite 1700, San Francisco, CA 94111. RS Investments is not affiliated with Strategic Advisers.

Investment Process

The RS Small-Mid Cap strategy typically invests in a portfolio of small- and mid-capitalization growth-oriented companies. The strategy typically invests most of its assets in securities of U.S. companies but may also invest a portion of its assets in foreign securities. The strategy invests principally in equity securities of companies with market capitalizations (at the time of purchase) of either up to $8 billion or 120% of the market capitalization of the largest company included in the Russell 2500® Index on the last day of the most recent quarter (currently, approximately $13.1 billion, based on the size of the largest company on March 31, 2013), whichever is greater. The Strategy may hold investments in companies whose market capitalizations exceed the preceding parameter due to changes in values of those companies after the strategy's purchase of their securities.

Portfolio Manager(s)

Stephen J. Bishop, Co-Manager

Melissa Chadwick-Dunn, Co-Manager

D. Scott Tracy, Co-Manager

Stephen J. Bishop has been a member of the RS Growth Team since 1996. Steve has been portfolio manager and analyst of RS Technology strategy since 2001, and co-portfolio manager of RS Small Cap Growth strategy and RS Small-Mid Cap Growth strategy since 2007, of RS Mid Cap Growth strategy since 2008, and of RS Large Cap Growth strategy since May 2009. Steve joined RS Investments in 1996 as a research analyst primarily covering the technology sector. Prior to joining the firm, he worked as an analyst in the corporate finance department of Dean Witter Reynolds, Inc., for two years. Steve holds a B.A. in economics from the University of Notre Dame and an M.B.A. from Harvard Business School.

Melissa Chadwick-Dunn has been a member of RS Growth Team since 2001. Melissa has been a co-portfolio manager and analyst of RS Small Cap Growth strategy and RS Small-Mid Cap Growth strategy since 2007, of RS Mid Cap Growth strategy since 2008, and of RS Large Cap Growth strategy since May 2009. Before joining the firm in 2001, she was an equity analyst at Putnam Investments for two years, covering international small-cap stocks. Prior to that, she spent four years in investment banking, working on corporate finance and mergers-and-acquisition transactions for Lehman Brothers and McDaniels S.A. Melissa holds a B.A. in economics and an M.A. in international relations from the University of Chicago and an M.B.A. from the Wharton School of Business.

D. Scott Tracy has been a member of the RS Growth Team since 2001. Scott has been a co-portfolio manager and analyst of RS Small Cap Growth strategy and RS Small-Mid Cap Growth strategy since 2007, of RS Mid Cap Growth strategy since 2008, and of RS Large Cap Growth strategy since May 2009. Prior to joining RS Investments in 2001, he spent three years at Shoreline Investment Management, the in-house asset management arm of Hewlett-Packard, where his research focus included technology and industrial companies. He has also served as an equity analyst at Montgomery Securities. Scott holds a B.A. in history from Trinity College and an M.B.A. from the University of California at Berkeley. Scott is a CFA Charterholder.

Directors and Executive Officers

The following are directors and/or executive officers of RS Investments. The address of each is 388 Market Street, Suite 1700, San Francisco, CA 94111.

DIRECTORS AND EXECUTIVE OFFICERS
Name	Position
George Randall Hecht	Director
John Joseph Sanders	Chief Compliance Officer
Robert Ernest Broatch	Director
Thomas George Sorell	Director
Deanna Marie Mulligan	Chairman & Director
Matthew Howard Scanlan	Chief Executive Officer & Director
Nina Gupta	General Counsel
D. Scott Dolfi	Director
Scott Woodson Clifford	Chief Investment Officer
Bryan Scott Tutor	Chief Operating Officer
Deborah L. Duncan	Director
Robert Johnson	Director

RS Investments also acts as investment sub-adviser to other registered investment companies set forth below, which have similar investment objectives as the Strategic Advisers Small-Mid Cap Fund and Strategic Advisers Small-Mid Cap Multi-Manager Fund:

Fund	Net Assets (as of May 31, 2013)
RS Select Growth Fund	$ 594,216,951

No officer or Trustee of the Fund is an officer, employee, director, or shareholder of RS Investments.

MATTERS CONSIDERED BY THE BOARD
IN APPROVING THE AGREEMENTS

On June 7, 2013, the Board of Trustees, including the Independent Trustees (together, the Board) voted at an in-person meeting to approve an investment advisory agreement with RS Investment Management Co. LLC (RS Investments) for each of the Small Mid-Cap and Small Mid-Cap Multi-Manager Funds.

The Board, assisted by the advice of fund counsel and Independent Trustees' counsel, considered a broad range of information it believed relevant to the approval of the Agreements.

In considering whether to approve the Agreements, the Board reached a determination, with the assistance of fund counsel and Independent Trustees' counsel and through the exercise of its business judgment, that the approval of each Agreement is in the best interests of each fund and its shareholders and that the approval of each such agreement does not involve a conflict of interest from which Strategic Advisers or its affiliates derive an inappropriate advantage. Also, the Board found that the advisory fees to be charged under each Agreement bear a reasonable relationship to the services to be rendered and will be based upon services provided that will be in addition to, rather than duplicative of services provided under the advisory contract of any underlying fund in which a fund may invest. The Board's decision to approve each Agreement was not based on any single factor, but rather was based on a comprehensive consideration of all the information provided to the Board.

Nature, Extent, and Quality of Services Provided. The Board considered the staffing within RS Investments, including the backgrounds of its investment personnel, and also took into consideration the each investment objective, strategies and related investment philosophy. The Board also considered the structure of RS Investments' portfolio manager compensation program and whether this structure provides appropriate incentives to act in the best interests of each fund.

Resources Dedicated to Investment Management and Support Services. The Board reviewed the general qualifications and capabilities of RS Investments' investment staff, its use of technology, and RS Investments' approach to recruiting, managing and compensating investment personnel. The Board noted that RS Investments' analysts have extensive resources, tools and capabilities which allow them to conduct sophisticated fundamental and/or quantitative analysis. Additionally, in their deliberations, the Board considered RS Investments' trading capabilities and resources which are an integral part of the investment management process.

Shareholder and Administrative Services. The Board considered (i) the nature, extent, quality, and cost of advisory services to be performed by RS Investments under the Agreements and (ii) the resources to be devoted to each fund's compliance policies and procedures.

Investment Performance. The Board also considered the historical investment performance of RS Investments and the portfolio managers in managing accounts under a similar investment mandate.

Based on its review, the Board concluded that the nature, extent, and quality of services that will be provided to each fund under the Agreements should benefit each fund's shareholders.

Competitiveness of Management Fee and Total Fund Expenses. In reviewing each Sub-Advisory Agreement, the Board considered the amount and nature of fees to be paid by the fund to each fund's investment adviser, Strategic Advisers, the amount and nature of fees to be paid by Strategic Advisers to RS Investments and the projected change in each fund's total operating expenses as a result of hiring RS Investments.

The Board also considered Strategic Advisers' contractual agreement to waive its 0.25% portion of the fund's management fee through September 30, 2015 for the Strategic Adviser Small Mid-Cap Fund. The Board also noted that Strategic Advisers has contractually agreed to reimburse the retail class of the Strategic Advisers Small Mid-Cap Multi-Manager Fund to the extent that total operating expenses of the class (excluding interest, taxes, brokerage commissions, extraordinary expenses, and acquired fund fees and expenses, if any) exceed 1.16% of the class' average net assets through April 30, 2014. In addition, the Board noted that Strategic Advisers has voluntarily agreed to reimburse Class F of the Strategic Advisers Small Mid-Cap Multi-Manager Fund to the extent that total operating expenses of the class (excluding interest, taxes, brokerage commissions, extraordinary expense, acquired fund fees and expenses, if any) exceed 1.06% of the class' average net assets and that such arrangement may be terminated by Strategic Advisers at any time. The Board considered that the maximum aggregate annual management fee rate may not exceed 1.10% and 1.15% of the average daily net assets of the Small Mid-Cap Fund and the Small Mid-Cap Multi-Manager Fund, respectively, and that the Agreements will not result in a change to the maximum aggregate annual management fee payable by the Funds and any management fee waiver and expense reimbursement arrangement that may be in place for a fund.

Based on its review, the Board concluded that each fund's management fee structure and any changes to projected total expenses bear a reasonable relationship to the services that each fund and its shareholders will receive and the other factors considered.

Because each Agreement was negotiated at arm's length and will have no impact on the maximum management fees payable by each fund, the Board did not consider the funds' investment performance or costs of services and profitability to be significant factors in its decision to approve the Agreements.

Potential Fall-Out Benefits. The Board considered that it reviews information regarding the potential of direct and indirect benefits to Strategic Advisers and its affiliates from their relationships with the funds, including non-advisory fee compensation paid to affiliates of Strategic Advisers, if any, during its annual renewal of the funds' advisory agreement with Strategic Advisers. With respect to RS Investments, the Board considered management's representation that it does not anticipate that the hiring of RS Investments will have a material impact on the potential for fall-out benefits to Strategic Advisers or its affiliates.

Possible Economies of Scale. The Board considered that it reviews whether there have been economies of scale in connection with the management of the funds during its annual renewal of the funds' advisory agreement with Strategic Advisers. The Board noted that each Agreement provides for breakpoints as each respective fund's assets grow and noted that any potential decline in sub-advisory fees will accrue directly to shareholders.

Conclusion. Based on its evaluation of all of the conclusions noted above, and after considering all factors it believed relevant, the Board ultimately concluded that each Agreement's fee structure bears a reasonable relationship to the services to be rendered and that each Agreement should be approved because the agreement is in the best interests of each respective fund and its shareholders. The Board also concluded that the sub-advisory fees to be charged thereunder will be based on services provided that will be in addition to, rather than duplicative of services provided under the advisory contract of any underlying fund in which a fund may invest. In addition, the Board concluded that the approval of each Agreement does not involve a conflict of interest from which Strategic Advisers or its affiliates derive an inappropriate advantage.

MANAGEMENT INFORMATION ABOUT STRATEGIC ADVISERS

The principal business address of Strategic Advisers, the Funds' investment adviser, is 245 Summer Street, Boston, Massachusetts, 02210.

The principal business address of Fidelity Distributors Corporation (FDC), the Funds' principal underwriter and distribution agent, is 100 Salem Street, Smithfield, Rhode Island 02917.

BROKERAGE INFORMATION

The following table shows the aggregate amount of commissions paid to any broker or dealer affiliated with the Funds though the fiscal period ended February 28, 2013:

Fund	Broker	Affiliated With	Commissions	Percentage of Aggregate Brokerage Commissions
Strategic Advisers Small-Mid Cap Fund	Alger Inc.	Alger Management	$140,251	2.81%
Strategic Advisers Small-Mid Cap Multi-Manager Fund	Alger Inc.	Alger Management	$3,592	3.97%

OTHER INFORMATION

Outstanding Shares and Ownership of Shares. The following table shows the number of shares of each Fund that were issued and outstanding as of May 31, 2013:

Fund	Shares Outstanding
Strategic Advisers Small-Mid Cap Fund	266,836,004
Strategic Advisers Small-Mid Cap Multi-Manager Fund	3,721,255

As of May 31, 2013, the Trustees and Officers of the Trust owned, in the aggregate, less than 1% of each Fund's outstanding shares.

To the knowledge of the Trust, substantial (5% or more) record and/or beneficial ownership of each Fund on May 31, 2013, was as follows:

Class Name	Owner Name	City	State	Ownership %
Strategic Advisers Small-Mid Cap Multi-Manager Fund*	FIMM LLC	Boston	MA	99.50%
Strategic Advisers Small-Mid Cap Multi-Manager Fund: Class F	FIMM LLC	Boston	MA	57.42%
Strategic Advisers Small-Mid Cap Multi-Manager Fund: Class F	Strategic Advisers Multi-Manager 2035 Fund	Boston	MA	5.06%

* The ownership information shown above is for a class of shares of the fund.

Shareholder Proposals. The Trust does not hold regularly scheduled meetings of shareholders of the Funds. Any shareholder proposal for a shareholder meeting must be presented to the Trust within a reasonable time before proxy materials for such meeting are sent to shareholders. Shareholders wishing to submit proposals for inclusion in a proxy statement for a future shareholder meeting should send their written proposals to the Secretary of the Fund, attention "Fund Shareholder Meetings," 245 Summer Street, Mailzone V10A, Boston, Massachusetts 02210.

Annual Report. For a free copy of a Fund's most recent annual report and semi-annual report, if any, call 1-800-544-3455 (Strategic Advisers Small-Mid Cap Fund) or 1-800-835-5095 (Strategic Advisers Small-Mid Cap Multi-Manager Fund) or write to Fidelity Distributors Corporation at 100 Salem Street, Smithfield, Rhode Island 02917. In addition, you may visit Fidelity's website at www.fidelity.com for a free copy of a prospectus, statement of additional information, annual or semi-annual report, or to request other information.

NOTICE TO BANKS, BROKER-DEALERS
AND VOTING TRUSTEES AND THEIR NOMINEES

Please advise the Trust, in care of Fidelity Investments Institutional Operations Company, Inc., 100 Salem St., Smithfield, RI, 02197, whether other persons are beneficial owners of shares for which the Information Statement is being mailed and, if so, the number of copies of the Information Statement and Annual Report you wish to receive in order to supply copies to the beneficial owners of the respective shares.

The third-party marks appearing above are the marks of their respective owners.

Strategic Advisers is a registered service mark of FMR LLC. © 2013 FMR LLC. All rights reserved.

1.964213.100 SMC-PIS-0713